                          FUND PARTICIPATION AGREEMENT

                                     Among

                           VARIABLE INSURANCE FUNDS,

                    BISYS FUND SERVICES LIMITED PARTNERSHIP,

                     LYON STREET ASSET MANAGEMENT COMPANY,

                                      And

                        HARTFORD LIFE INSURANCE COMPANY

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                               TABLE OF CONTENTS

                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------------
ARTICLE I.                                Fund Shares
ARTICLE II.                               Representations and Warranties
ARTICLE III.                              Prospectuses, Reports to Shareholders and Proxy Statements;
                                          Voting
ARTICLE IV.                               Sales Material and Information
ARTICLE V.                                Diversification
ARTICLE VI.                               Potential Conflicts
ARTICLE VII.                              Indemnification
ARTICLE VIII.                             Applicable Law
ARTICLE IX.                               Termination
ARTICLE X.                                Notices
ARTICLE XI.                               Miscellaneous
SCHEDULE A                                Separate Accounts and Contracts
SCHEDULE B                                Participating Series

                                    2


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                          FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made as of this 20th day of December, 2000 by and among Hartford Life Insurance Company ("Hartford"); a Connecticut corporation, on its behalf and on behalf of each separate account set forth on SCHEDULE A attached, as it may be amended from time to time (the "Separate Accounts"); Variable Insurance Funds, a Massachusetts business trust (the "Fund"), on its behalf and on behalf of each series set forth on SCHEDULE B attached, as it may be amended from time to time (the "Series"); BISYS Fund Services, an Ohio limited partnership (the "Distributor") and Lyon Street Asset Management Company, a Michigan corporation (the "Adviser").

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and

WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Fund; and

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended and serves as the investment advisor to the Series; and

WHEREAS, the Fund intends to make available shares of the Series to the Separate Accounts of Hartford; and

WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies listed in SCHEDULE A under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the "Contracts").

NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Fund, the Distributor and the Adviser agree as follows:

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                             ARTICLE I. FUND SHARES

1.1 The Fund and the Distributor agree to make shares of the Series available for purchase on each Business Day by the Separate Accounts. The Fund will execute orders placed for each Separate Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order.

A. For purposes of this Agreement, Hartford shall be the designee of the Fund and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Fund, provided that the Fund receives notice of orders by 9:30 a.m. (Eastern time) on the next following Business Day.

B. For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Series calculates its net asset value pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus.

1.2 The Board of Trustees of the Fund (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Fund to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares or is, in the sole discretion of the Board, necessary in the best interests of the shareholders of such Series.

1.3 The Fund and the Distributor agree that shares of the Series will be sold only to variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans, and to any other eligible purchaser to the extent permitted by law, regulation or order. Except as otherwise agreed, Hartford agrees that shares of the Series will be purchased only for the Separate Accounts to fund the Contracts.

1.4 Subject to applicable law, the Fund and the Distributor agree to redeem, for cash, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.

A. For the purposes of this Agreement, Hartford shall be the designee of the Fund for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Fund, provided that the Distributor receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day.

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1.5  Hartford agrees that purchases and redemptions of shares of the Series offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus and Statement of Additional Information.

A. Hartford will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

B. In the event of net purchases, Hartford will pay for shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt by Hartford of an order to purchase shares.

C. In the event of net redemptions, the Fund shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Fund shares is made.

1.6 Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Fund shall furnish to Hartford the CUSIP number assigned to each Series.

1.7 The Fund shall notify Hartford in advance of any dividends or capital gain distributions payable on a Series' shares, but by no later than same day notice by 6:00 p.m. Eastern time (by wire or telephone, followed by written confirmation). Hartford elects to receive all such dividends and capital gain distributions in additional shares of that Series. The Fund shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.

1.8 The Fund shall make the net asset value per share of each Series available to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Fund shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time.

A. If the Fund provides materially incorrect share net asset value information through no fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share.

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B.  Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Fund and/or its agents shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay qualified plans ("Plans") or Contract owners, and which amount is due to the Fund's or its agents' material miscalculation and/or materially incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. Hartford shall submit an invoice to the Fund or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a miscalculation by the Fund or its agents result in a gain to Hartford, Hartford shall immediately reimburse the Fund or its agents for any material losses incurred by the Fund or its agents as a result of the incorrect calculation. Should a material miscalculation by the Fund or its agents result in a gain to the Plans or Contract owners, Hartford will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund of its agents. Hartford shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund or its agents; but Hartford shall not be obligated to take legal action against the Plans or Contract owners.

C. Notwithstanding the above, neither the Fund, any Series, the Distributor, nor the Adviser shall be liable for any information regarding any Series' net asset value provided to Hartford pursuant to this Agreement, which information is based on incorrect information supplied to the Fund, the Distributor or the Adviser by Hartford or any other insurance company whose separate account holds shares of a Series.

With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1  Hartford represents and warrants that:

A. The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law;

B. The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.

C. Unless caused by the Fund's failure to comply with the diversification requirements set forth in Article V hereof, the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that Hartford will make every reasonable effort to maintain such treatment, and

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that Hartford will notify the Fund immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future.

D.  Hartford is duly organized and in good standing under applicable law.

E. Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, unless exempt therefrom.

2.2  The Fund and the Distributor represent and warrant that:

A. Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

B. Fund shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered, to the extent required by applicable law.

2.3  The Fund and the Adviser represent and warrant that:

A. At all times that a Series' shares are being held by a Separate Account, each such Series shall qualify as a Regulated Investment Company under Subchapter M of the Code. The Fund and Adviser will make every reasonable effort to maintain such qualification and the Fund will notify Hartford immediately in writing upon having a reasonable basis for believing that a Series has ceased to qualify or that a Series might not qualify in the future.

2.4  The Fund represents and warrants that:

A. The Fund is duly organized and validly existing under the laws of the state of its organization.

B.  The Fund does and will comply in all material respects with the 1940 Act.

C. If the Fund determines that it is necessary, the Fund has obtained or will obtain prior to sale or issuance of the Contracts, or may otherwise rely upon, an order from the SEC, granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the

Fund to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

D. The Fund is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.

E. Subject to Section 1.2, the Fund shall amend the registration statement for Fund shares under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of its shares.

2.5  The Distributor represents and warrants that:

A. It is and shall remain duly registered under all applicable federal and state laws and regulations and that it will perform its obligations for the Fund and Hartford in material compliance with the laws and regulations and any applicable state and federal laws and regulations.

B. Fund shares shall be sold by the Distributor in material compliance with all applicable federal and state securities laws and regulations.

ARTICLE III. PROSPECTUSES; REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS; VOTING

3.1 The Fund will print and provide Hartford with as many copies of the Fund's current prospectus and statement of additional information as Hartford may reasonably request to deliver to existing Contract owners. At Hartford's request, the Fund will provide, in lieu of the printed prospectuses, camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information for printing by Hartford. Hartford will deliver the Fund prospectus and statement of additional information to existing Contract owners. The Fund will pay (to the extent permitted under the 1940 Act and the rules and regulations thereunder) or will cause to be paid the expenses of printing and providing Hartford with the Fund's current prospectus and statement of additional information and delivering such prospectuses and statements of additional information to existing Contract owners.

A. Hartford may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information. If Hartford elects to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information, the Fund shall pay or cause to be paid only the Fund's pro rata share of the cost of printing and mailing such documents to existing Contract owners. The Fund's pro rata share of such cost

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shall be determined by multiplying the ratio of the number of pages applicable solely to the Fund or a Series to the total number of pages in the document being printed or mailed by the total cost of such printing or mailing.

3.2 Hartford, at its expense, will print the Contract prospectus for use with current and prospective owners of Contracts.

3.3 The Fund or the Distributor will provide Hartford with copies of its reports to shareholders, and other communications to shareholders in such quantity as Hartford shall reasonably require for distributing to current Contract owners. The Fund will pay (to the extent permitted under the 1940 Act and the rules and regulations thereunder) or will cause to be paid the expenses of printing and providing Hartford with the Fund's reports to shareholders and distributing such reports to existing Contract owners.

3.4 The Fund will provide Hartford with copies of its proxy solicitations. Hartford, at the Fund's expense, will, to the extent required by law, (a) distribute proxy materials to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Fund shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Fund shares for which no instructions have been received in the same proportion as shares of the Fund for which instructions have been received. Subject to the Fund's responsibilities above, Hartford assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws. Hartford and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

A. To the extent permitted by applicable laws, Hartford reserves the right to vote Fund shares held in any Separate Account in its own right.

3.5 Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting snares for which no instructions are received if such shares are held subject to the provisions of ERISA.

3.6 The Fund will comply in all material respects with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

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                   ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1 Hartford shall furnish, or shall cause to be furnished, to the Fund prior to use, each piece of sales literature or advertising prepared by Hartford in which the Fund, any Series, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Fund, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days.

4.2 Hartford will not, without the permission of the Fund, make any representations or statements on behalf of the Fund or concerning the Fund in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or a prospectus of the Fund, (b) reports to shareholders, (c) proxy statements for the Fund, or,
(d) sales literature or other promotional material approved by the Fund.

4.3 The Fund shall furnish, or shall cause to be furnished, to Hartford or its designee, each piece of sales literature or advertising prepared by the Fund in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days.

4.4 Neither the Fund nor the Distributor will, without the permission of Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.

4.5. The Fund will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to a Series or its shares.

4.6 Hartford will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.

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                           ARTICLE V. DIVERSIFICATION

5.1 Subject to the representations and warranties set forth in Section 2.1(C), 2.1(D) and 2.1(E), the Fund and the Adviser represent and warrant that, at all times, each Series will comply with Section 817 of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Fund will take all steps necessary to notify Hartford immediately of such event and the Adviser will take all reasonable steps necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

                        ARTICLE VI. POTENTIAL CONFLICTS

This Article VI is subject to, and limited in its entirety by, the terms of any order referred to in Section 2.4(C), shall apply only upon the sale of shares of the Fund to a variable life insurance separate account, and shall apply only to the extent required under the 1940 Act.

6.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund.

A. The Board shall promptly inform Hartford if it determines that a material irreconcilable conflict exists and the implications thereof.

6.2 Hartford will reasonably assist the Board in monitoring for material irreconcilable conflicts and will report any potential or existing material irreconcilable conflict of which it is aware to the Board. This includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded.

6.3 If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the material irreconcilable conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Fund. No charge or penalty will be imposed as a result of such withdrawal.

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6.4  Hartford, at the request of the Fund or the Board will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.

                          ARTICLE VII. INDEMNIFICATION

7.1  Indemnification by Hartford

A. Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Fund and each of their directors, trustees, officers, employees and agents and each person, if any, who controls the Distributor, the Adviser or the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, the "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which, he Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:

1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford on behalf of the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

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2.  Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration statement of the Fund, the prospectus of the Fund or sales literature generated or approved by the Fund, as applicable, on behalf of any Series (or any amendment or supplement to any of the foregoing) (collectively, the "Fund Documents" for purposes of this Article VII), or wrongful conduct of Hartford or persons under its control, with respect to the sale, distribution or acquisition of the Contracts or Series shares; or

3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund, the Adviser or the Distributor by or on behalf of Hartford; or

4. Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

5. Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford.

B. Hartford shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement, whichever is applicable.

C. Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Hartford to

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such party of Hartford's election to assume the defense thereof, the Indemnified
Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D. The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them in connection with the issuance or sale of shares of any Series or the Contracts or the operation of the Fund.

7.2  Indemnification by the Fund

A. The Fund agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series' shares or the Contracts and:

1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Fund Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of Hartford for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Series' shares; or

2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or distribution of the Contracts or Series' shares; or

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3.  Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Fund; or

4. Arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

5. Arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, as limited by and in accordance with the provisions of Section 7.2(B) and 7.2(C) hereof. The parties agree that the Fund's indemnification obligations under this Section 7.2 are not intended to serve as an indemnification by the Fund of the Distributor, and that the Fund's indemnification obligations under this Section 7.2 are subject to applicable law. Hartford agrees that, in the event a Loss gives rise to an indemnification obligation under this Section 7.2 as well as Section 7.3 and/or
7.4 hereof, it will seek satisfaction under the indemnification provisions of
Section 7.3 and/or Section 7.4 (as applicable) before seeking indemnification under this Section 7.2.

B. The Fund shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement, whichever is applicable.

C. The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund, as applicable, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at their own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of their election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D. The Indemnified Parties will promptly notify the Fund of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the shares of any Series or the operation of each Separate Account.

7.3  Indemnification by the Adviser

A. The Adviser agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses are related to the Series or the Contracts and:

1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Fund Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Adviser; or

2. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Adviser; or

3. Arise out of or result from any failure by the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

4. Arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

B. The Adviser shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement, whichever is applicable.

C. The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of their election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D. The Indemnified Parties will promptly notify the Adviser of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or shares of any Series or the operation of each Separate Account.

7.4  Indemnification by the Distributor

A. The Distributor agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series' shares or the Contracts and:

1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Fund Documents or sales literature generated by the Distributor, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Distributor or the Fund by or on behalf of Hartford for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Series' shares; or

2. Arise Out of or result from statements or representations (other than statements or representations contained in Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Series' shares; or

3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from written information (including information about the Fund) furnished to Hartford by or on behalf of the Distributor; or

4. Arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement; or

5. Arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

B. The Distributor shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement, whichever is applicable.

C. The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor, as applicable, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at their own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of their election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D. The Indemnified Parties will promptly notify the Distributor of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the shares of any Series or the operation of each Separate Account.

7.5 With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.

7.6  If a party is defending a claim and indemnifying another party hereto, and:
(i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the other party hereto of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the other party fails to consent within five (5) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the other party, from the time it fails to consent forward, shall defend the claim and shall further indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this
Section 7.6 shall not apply.

7.7 The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

                          ARTICLE VIII. APPLICABLE LAW

8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

8.2 This Agreement, its terms and definitions, shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

                            ARTICLE IX. TERMINATION

9.1 This Agreement shall continue in full force and effect until the first to occur of:

A. Termination by any party for any reason upon ninety (90) days advance written notice delivered to the other parties; or

B. Termination by Hartford by written notice to the Fund, the Adviser or the Distributor with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

C. Termination by Hartford upon written notice to the Fund and the Adviser with respect to any Series in the event that such Series ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

D. Termination by Hartford upon written notice to the Fund, the Adviser and the Distributor with respect to any Series in the event that such Series fails to meet the diversification requirements specified in this Agreement; or

E. Termination by the Fund by written notice to Hartford in the event that the Contracts fail to meet the qualifications specified in Section 2.1(C) hereof; or

F. Termination upon any substitution of the shares of another investment company or series thereof for shares of the Series in accordance with the terms of the Contracts; or

G. Termination by any party in the event that the Fund's Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VI; or

H.  Termination upon the mutual agreement of the parties to this Agreement; or

I. Termination by the Fund by written notice to Hartford in the event of a material, unremedied breach by Hartford of the representations and warranties in
Section 2.1(C), 2.1(D) or 2.1(E) hereof; or

J. Automatically on January 26, 2001, if Hartford and Old Kent Securities Corporation have not executed an agreement regarding the Contracts on or before such date. In the event that the Agreement automatically terminates pursuant to this Section 9.1.J., this Agreement shall be null and void as if it had never been in effect.

9.2  Effect of Termination.

A. Notwithstanding any termination of this Agreement, the Fund shall at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of shares is proscribed by law, regulation or applicable regulatory body, or unless the Adviser requests that Hartford seek an order pursuant to
Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Series. The Adviser agrees to pay or reimburse the reasonable cost of seeking such an order, and Hartford agrees that it shall reasonably cooperate with the Adviser and seek such an order upon request. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Series, redeem investments in the Series and invest in the Series through additional purchase payments.

B. Hartford agrees not to redeem Fund shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Fund the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C. In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.

                               ARTICLE X. NOTICES

10.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:                      With a copy to:

Variable Insurance Funds             Dechert
3435 Stelzer Road, Suite 1000        1775 Eye Street, NW
Columbus, Ohio 43219                 Washington, DC 20006
Attn: President                      Attn: Keith T. Robinson

If to the Distributor:

BISYS Fund Services
3435 Stelzer Road, Suite 1000
Columbus, Ohio 43219
Attn: President

If to the Adviser:                          With a copy to:

Lyon Street Asset Management Company        Old Kent
111 Lyon Street, NW                         250 Monroe Ave., NW, Suite 400
Grand Rapids, Michigan 49503                Grand Rapids, Michigan 49503
Attn: President                             Attn: Securities and Brokerage

If to Hartford:                             With a copy to:

Hartford Life Insurance Co.                 Hartford Life Insurance Co.
200 Hopmeadow Street                        200 Hopmeadow Street
Simsbury, Connecticut 06070                 Simsbury, Connecticut 06070
Attn: Thomas M. Marra                       Attn: Christine H. Repasy, General
Counsel

                           ARTICLE XI. MISCELLANEOUS

11.1 Subject to the requirements of legal process and regulatory authority, each party will treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other parties and, except as permitted by this Agreement, shall not without the express written consent of the affected party disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

11.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.5 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7 This Agreement of any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

Hartford Life Insurance Company
On its behalf and each Separate Account named in Schedule A, as may be amended from time to time

By:     /s/ Bruce W. Ferris
        ----------------------------
        Bruce W. Ferris
Its:    Vice President

VARIABLE INSURANCE FUNDS

By:
        ----------------------------
Its:

BISYS FUND SERVICES LIMITED PARTNERSHIP
By: BISYS Fund Services, Inc., its General Partner

By:
        ----------------------------
Its:

LYON STREET ASSET MANAGEMENT COMPANY

By:
        ----------------------------
Its:

11.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

Hartford Life Insurance Company
On its behalf and each Separate Account named in Schedule A, as may be amended from time to time

By:
        ----------------------------
        Bruce W. Ferris
Its:    Vice President

VARIABLE INSURANCE FUNDS

By:     /s/ [ILLEGIBLE]
        ----------------------------
Its:    Vice President

BISYS FUND SERVICES LIMITED PARTNERSHIP
By: BISYS Fund Services, Inc., its General Partner

By:     /s/ [ILLEGIBLE]
        ----------------------------
Its:    President

LYON STREET ASSET MANAGEMENT COMPANY

By:
        ----------------------------
Its:

11.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

Hartford Life Insurance Company
On its behalf and each Separate Account named in Schedule A, as may be amended from time to time

By:
        ----------------------------
        Bruce W. Ferris
Its:    Vice President

VARIABLE INSURANCE FUNDS

By:
        ----------------------------
Its:

BISYS FUND SERVICES LIMITED PARTNERSHIP
By: BISYS Fund Services, Inc., its General Partner

By:
        ----------------------------
Its:

LYON STREET ASSET MANAGEMENT COMPANY

By:     /s/ Josheph T. Keating
        ----------------------------
Its:    President

                                   SCHEDULE A

                        SEPARATE ACCOUNTS AND CONTRACTS

NAME OF SEPARATE ACCOUNT AND DATE ESTABLISHED         CONTRACT FORM NUMBERS
----------------------------------------------------------------------------------
Hartford Life Insurance Company Separate       HL VA 99
Account Two (6/2/86)

                                   SCHEDULE B

                              PARTICIPATING SERIES

                          Kent Aggressive Growth Fund